Exhibit 99.1




FOR IMMEDIATE RELEASE
February 17, 2004

                              CONTACTS: (Media) Marybeth Thorsgaard 763-764-6364
                                             (Analysts) Kris Wenker 763-764-2607


              GENERAL MILLS PRESENTS TO CONSUMER ANALYST CONFERENCE


     MINNEAPOLIS, MINN.---In a presentation today to the Consumer Analyst Group of New York (CAGNY) Conference, General Mills reaffirmed the long-term growth fundamentals of the company's worldwide food businesses.

     Chairman and Chief Executive Officer Steve Sanger said, "The 2004 fiscal year that ends in May will show good gains in sales and earnings, but our growth won't be as strong as we had expected. As we discussed at our mid-year update in December, commodity costs are coming in higher than planned this year. In addition, our unit volume growth is running below target, due in part to the current low-carb phenomenon and the grocery labor strikes in Southern California." Sanger said that General Mills' diluted earnings per share in 2004 are now expected to be at the low end of the company's previously communicated range of $2.75 to $2.85 per share. In fiscal 2003, General Mills earned $2.43 per diluted share.

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     Sanger discussed the product innovation opportunities available across the company's U.S. retail businesses. Several new product lines address consumers' current interest in reduced carbohydrate consumption, including Total Protein cereal, Nouriche Light yogurt beverages, 8th Continent Light soymilk, and Progresso Carb Monitor soup.

     Bakeries and Foodservice President John Machuzick said that results for this business segment in 2004 are being hindered by soft industry trends in the bakery channels. Machuzick said operating profit for this segment is now expected to be below year-ago levels for the third quarter and down slightly for the year in total.

     Executive Vice President and Chief Financial Officer Jim Lawrence said the company's wholly owned international businesses are on track to deliver good sales and operating profit growth for the year. After-tax profits from international joint ventures are also expected to be higher.

     Referring to the SEC inquiry announced in October 2003, Sanger said, "General Mills doesn't determine the time line in this process but I can assure you that we are doing everything in our power to respond to the commission as quickly as possible. We remain confident that our sales practices and related accounting comply with all applicable rules and regulations."

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     Sanger summarized General Mills' outlook by saying, "We expect our fundamental strategies to result in superior top- and bottom-line growth over the long term. Our business portfolio today is broader. The markets where we compete around the world offer excellent growth opportunities. Our brand positions are strong and growing. And we have ample opportunity to improve our operating margins through increasing scale and ongoing productivity."

     A webcast of General Mills' complete presentation to the Consumer Analyst Group of New York conference is available through February 24, 2004 on the internet at General Mills' corporate home page: www.generalmills.com.


This press release contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995 that are based on management's current expectations and assumptions. These forward-looking statements, including statements made by Mr. Sanger, are subject to certain risks and uncertainties that could cause actual results to differ materially from the potential results discussed in the forward-looking statements. In particular, our predictions about future volume and earnings could be affected by a variety of factors, including: competitive dynamics in the consumer foods industry and the markets for our products, including new product introductions, advertising activities, pricing actions and promotional spending levels of our competitors; product development and innovations; consumer acceptance of new products and product improvements; changes in customer demand for our products; changes in consumer behavior, trends and preferences; effectiveness of advertising, marketing and promotional programs; consumer perception of health-related issues including obesity; changes in purchasing and inventory levels of significant customers; acquisitions or disposals of businesses or assets; changes in capital structure; changes in laws and regulations, including changes in accounting standards; ability to successfully complete integration of the Pillsbury businesses and achieve synergies, cost savings and productivity improvements; economic conditions, including changes in inflation rates, interest rates or tax rates; benefit plan expenses due to changes in plan asset values and/or discount rates used to determine plan liabilities; fluctuation in the cost and availability of supply chain resources, including raw materials, packaging and energy; foreign economic conditions, including currency rate fluctuations; political unrest in foreign markets and economic uncertainty due to terrorism or war. The company undertakes no obligations to publicly revise any forward-looking statements to reflect future events or circumstances.

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